UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 8, 2010

SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, CA 92614
(Address of Principal Executive Offices) (Zip Code)

(949) 955-1250
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

On July 8, 2010, the Company entered in an agreement in principle to settle the arbitration action between the Company and its former President and CEO, Greg Manning.  As part of the settlement agreement, which is subject to the satisfaction of certain conditions, the Company has agreed to pay approximately $2.7 million in cash, resolving all of the arbitration claims as well as certain other obligations arising out of Mr. Manning’s employment with the Company, including those relating to indemnification.

A copy of the press release announcing the proposed settlement is filed as Exhibit 99.1 to this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 13, 2010

SPECTRUM GROUP INTERNATIONAL, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: General Counsel and Executive Vice
President